May 13, 2009

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan New Jersey 07726
Attention: Jennifer Ranucci Paralegal

Re: PALMERSTON STOCK AGENCY INC.

Dear Jennifer,

This letter is to confirm that the above-referenced entity is currently an active Corporation as of May 12, 2009 and may be used for any lawful act or activity for which a corporation may be organized under the Business Corporation Law.

Enclosed please find a filed copy of the documents for your records.

Thank you for choosing Vcorp Services for all your corporate filing and Registered Agent needs.

Very truly yours,

/s/ Angela McSharry
Angela McSharry
Incorporation Specialist

Email: angela@vcorpservices.com

CERTIFICATE OF INCORPORATION OF PALMERSTON STOCK AGENCY INC.

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the "DGCL"), certify as follows:

1.	The name of the corporation is Palmerston Stock Agency, Inc. (the "Corporation").

2.
The address of the registered office of the Corporation in the State of Delaware is 1811 Silverside Road, Wilmington, New Castle County, Delaware 19810. The name of the registered agent of the Corporation at such address is Vcorp Services, LLC.

3.	The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4.
The total number of shares of common stock which the Corporation is authorized to issue is 200,000,000 at a par value of $0.0001 per share and total number authorized shares of preferred stock is 100,000,000 at a par value of $0.0001.

5.	The name and mailing address of the incorporator(s) of the Corporation are:

Name	Address
Ian Raleigh	195 Route 9 South, Suite 204
Manalapan, NJ 07726

6.	Unless and except to the extent that the by-laws of the Corporation (the "Bylaws") shall so require, the election of directors of the Corporation need not be by written ballot.

7.
To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.
The Corporation shall, to the fullest extent permitted by law, indemnify any and all current and former officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors of the Corporation, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capabilities. Any repeal or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

9.
In furtherance of, and not in limitation of, the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation (the "By-laws") or adopt new By-laws without any action on the part of the stockholders; provided, however, that no such adoption, amendment or repeal shall be valid with respect to any Bylaw that has been adopted, amended or repealed by the stockholders; and further provided that any Bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

10.
The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the "Certificate") or the By-laws, from time to time, to amend the Certificate or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a direction or stockholder of the Corporation by the Certificate or any amendment thereof are conferred subject to such right.

[SIGNATURE PAGE FOLLOWS]

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby acknowledging, declaring, and certifying that the foregoing Certificate is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 12th day of May, 2009.

Incorporator

By:	/s/ Ian Raleigh
Name: Ian Raleigh